Exhibit 10.2
Annual Salaries for Named Executive Officers for Fiscal 2005
     On February 14, 2005, the Compensation Committee of the Board of Directors of Big 5 Sporting Goods Corporation (the “Company”) approved the annual base salaries (effective February 28, 2005) of the Company’s executive officers for fiscal 2005. The following table sets forth the annual base salaries of the Company’s Named Executive Officers (which officers were determined by reference to the Company’s proxy statement dated April 27, 2004) for fiscal 2005 and fiscal 2004:

Name and Position	Fiscal Year	Annual Salary
Steven G. Miller	2005	$433,000
Chairman of the Board, President and Chief Executive Officer	2004	$415,000

Thomas J. Schlauch	2005	$243,000
Senior Vice President, Buying	2004	$233,000

Charles P. Kirk	2005	$227,000
Senior Vice President (and Chief Financial Officer through August 5, 2005)	2004	$217,000

Richard A. Johnson	2005	$217,000
Senior Vice President, Store Operations	2004	$207,000

Gary S. Meade	2005	$177,000
Senior Vice President, General Counsel and Secretary	2004	$167,000
     The Company has provided additional information regarding the compensation awarded to the Named Executive Officers in respect of and during the year ended January 2, 2005, in its Annual Report on Form 10-K for the fiscal year ended January 2, 2005..